The Life in a Day

Equity LifeStyle Properties | 2012



REIT Industry Same Store NOI Growth


10.0%
9.5%
9.0%
8.5%
8.0%
7.5%
7.0%
6.5%
6.0%
5.5%
5.0%
4.5%
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
-0.5%
-1.0%
-1.5%
-2.0%
-2.5%
-3.0%
-3.5%
ELS
ELS Average 3.7%
REIT Industry
Industry Average 2.4%

Source: Citi Investment Research March 2013

Dear Readers,

As we close out 2012, we are pleased with our overall performance which included the successful integration of 75 properties acquired from Hometown America. We increased FFO by $0.96 per share or 26% year over year.[1] Our core portfolio's continued stable performance included an increase of 278 occupied sites and NOI growth of 2.3%.[2] The execution of our Preferred Stock Exchange along with strategic refinancings and the extension of our unsecured line of credit demonstrate our ability to take advantage of opportunities, further strengthening our balance sheet.

As we close another year, we find ourselves nearing 20 years as a public company, providing the opportunity to review our performance over the past two decades.

Through the years, we have always associated our business philosophy with three words - Community, Quality and Stability.

COMMUNITY

What sets us apart is the ability to create a community that our customers become a part of. Our customers find our communities to be cities within themselves - a one-stop shop for all they need from activity to amenity to family and friendship. Those friendships now carry over to the social networks, where more than 25,000 fans engage regularly.

Our unique understanding of our customers has allowed us to provide them with options for continuing to enjoy the lifestyle we offer as their needs change. We provide attractive housing options and membership products with price points that appeal to a broad customer base. Our customer focus is to provide not only what they want now but also what they will want in 10-20 years. This focus results in long-term customer relationships, which have been the key to our success year after year.

(1) See page 46 of our 2012 Form 10-K for a reconciliation of net income to FFO.
(2) NOI for purposes of this figure equals income from property operations, excluding deferrals and property management expenses. See table on page 35 of our 2012 Form 10-K for further detail.

QUALITY

With a primary investment in land and a primary product of lifestyle, we offer an unparalleled experience to our customer base, comprised of approximately 80 million baby boomers, retirees and active RVers who are searching for options in both location and lifestyle. Our portfolio has grown from an initial 41 properties to more than 380 and our presence in sought-after destinations on both coasts and the Sunbelt allows us to offer our customers the variety they seek.

STABILITY

Creating long-term stable cash flow has been one of our core principles, and the performance of our portfolio over the last 20 years has been impressive. We have achieved positive same store NOI growth annually since our IPO, and a shareholder from the IPO through the end of 2012 would have realized a 17% compounded annual return.

That said, our focus is forward-looking to continued success. We invite you now to enjoy the photos within this book as they depict The Life in a Day of Equity LifeStyle Properties.

December 31, 2012

Samuel Zell
Chairman of the Board

Thomas P. Heneghan
CEO

In the fall of 2012, we announced that Tom Heneghan would be leaving ELS to join Equity International. Tom will continue to contribute to our success in his role as Co-Vice Chairman of the Board of Directors. Marguerite Nader, who most recently served as President and CFO, assumed the role of President and CEO as of February 1, 2013.

Pickleball

Paradise RV Resort, Sun City, AZ





January

"I had no idea what Pickleball was, but one game and I was hooked. I participated in my first official tournament...you can bet I'll be back."

\- Sue S.

"The concert series offered, for those of us of a 'certain age', evokes memories of sock hops, beach bonfires and much more. Thank you so much for these wonderful shows and the groups that continue to sing our favorite memories."

\- Elaine S.






DIXIELANDERS
JAZZ BAND

February

"Each year we look forward to the annual ELS Expo events planned at our community. We participate in the talent show, shuffleboard tournament and this year we loved the Jazz on the Green show. Thanks for hosting these events each year!"

- John S.







March

"This year's annual golf tournament was a big hit. The prizes awarded and the lunch provided were great! All seem to have a good time and the event continues to grow bigger and bigger. We look forward to it each season."

- Charles M.

April

"We were immediately hooked the first time we visited Mid-Florida Lakes. The lifestyle made available to us here has been beneficial to us in all ways. We love to spend our Sunday afternoons boating or playing bocce with friends!"

- Donna A.











Bocce

Bay Indies, Venice, FL

May

The Spring Gulch Annual Folk Festival is the reason to visit Spring Gulch RV Resort in Pennsylvania. This much anticipated gathering brings together talented musicians and artists who fill the days with music, singing, dancing, workshops, crafts and more. "This is definitely a 'Festival to Remember,' said Resort Manager Lisa Kurtz. "Once you've attended, you'll want to return year after year."


SPRING GULCH
FOLK FESTIVAL






Adventure

June

Thousand Trails members Harold and Juanita B. chose to celebrate their 65th wedding anniversary at Medina Lake Preserve in Texas. Having been members of Thousand Trails for more than 20 years, they have enjoyed years of family time at the preserve surrounded by their TT family and friends. So it was fitting that they celebrate this milestone renewing their vows with their family and friends, including TT staff, in attendance.


Rafting
Ponderosa RV Resort, Lotus, CA



July When California's Lake Minden Preserve scheduled a July 4th Celebration in parternship with the local firefighters association, they were unsure of the turn-out. When all was said and done, over 1,400 people came together to celebrate a wonderful event that included a craft fair, carnival, kayak races and more.







August

"A 'two-fer!' Kayaking and fishing along the Piankatank River near Chesapeake Bay, Virginia, provided 'double' the fun! In all fairness, my husband, Bob, caught bigger fish."

- Joanne S.









September

Crabbing memories were made at Oregon's Whalers Rest when the preserve introduced crabbing classes down at the local docks. One member went on to teach his daughter and her family how to crab. "They had never eaten crab and now can't wait for the yummy supply thanks to these classes," said Northwest Recreation Coordinator Denise Schaecher.

6

7

8

October

"Enjoyed a spooky, fun-filled weekend at LaConner Preserve. We loved trick-or-treating, and the Haunted Forest and Haunted House. Can't wait until next year. This is our newest family tradition."

- Sharon D.





22


PIO PICO




Cultus Lake RV Resort
B.C. Canada

November

"Come winter you'll find me in Arizona playing softball. I have been playing since my wife and I moved to Arizona 15 years ago. The team spirit and love of the game are just a few of the reasons why I play."

- Bob L.




28





December

"While I love going to all the lunches, pizza nights, potlucks and coffee and donut hours, the holiday dinners at Grand Island Resort are really wonderful, especially for those who don't have family nearby."

- Lois C.



The People and Places of Equity LifeStyle Properties


Sunshine Key RV Resort & Marina
The Florida Keys



Country Place
New Port Richey, FL


6103
Equity LifeStyle Properties

Coral Cay Plantation
Margate, FL



Emerald Lake
Punta Gorda, FL


Village Green
Vero Beach, FL


Royal Coachman RV Resort
Nokomis, FL


Royal Coachman RV Resort
Nokomis, FL


Lighthouse Pointe
Port Orange, FL



Ramblers Rest RV Resort
Venice, FL


PRESIDENTIAL
Suite

Sunshine Travel RV Resort
Vero Beach, FL



Coquina Crossing
Elkton, FL


Victoria Palms
Donna, TX



Alamo Palms
Alamo, TX



Sunrise Heights
Phoenix, AZ


Monte Vista Village Resort
Mesa, AZ



Apollo Village
Peoria, AZ



Palm Shadows
Glendale, AZ



Westwood Village
Farr West, UT



Holiday Hills
Denver, CO



Verde Valley RV Resort
Cottonwood, AZ


Mountain View
Henderson, NV


Rancho Mesa
El Cajon, CA


Date Palm Country Club
Cathedral City, CA


ONE WAY
Whalers Rest RV Resort
South Beach, OR


Pacific City RV Resort
Cloverdale, OR


ACTIVITY CENTER

South Jetty RV Resort
Florence, OR


Lake Minden RV Resort
Nicolaus, CA



Plymouth Rock RV Resort
Plymouth, WI


Lake George Escape RV Resort
Lake George, NY



Mariner's Cove
Millsboro, DE


Tuxbury RV Resort
South Hampton, NH



Narrows Too RV Resort
Bar Harbor, ME



Narrows Too RV Resort
Bar Harbor, ME



Equity LifeStyle Properties

Two North Riverside Plaza, Chicago, Illinois 60606

800-247-5279 | www.EquityLifeStyle.com